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                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                           $531,719,000 (Approximate)

                       Mortgage Pass-Through Certificates
                                 Series 1999-C1

                             UNDERWRITING AGREEMENT

                                                      New York, New York
                                                      October 29, 1999

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
New York, New York 10281

PaineWebber Incorporated
1285 Avenue of the Americas, 19th Floor
New York, New York 10019

Ladies and Gentlemen:

            Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Company"), proposes to cause to be issued its Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), consisting of 14 classes designated as the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class IO, Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II and Class R-III Certificates under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of November 1, 1999, among the Company, as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer (in such capacity, the " Master Servicer"), ORIX Real Estate Capital Markets, LLC, as special servicer (in such capacity, the "Special Servicer"), Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and proposes to sell the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class IO Certificates (collectively, the "Offered Certificates") to Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated as underwriters (each an "Underwriter" and collectively, the "Underwriters"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") primarily consisting of a segregated pool (the "Mortgage Pool") of conventional monthly pay fixed rate mortgage loans secured by commercial, multifamily, health-care related and manufactured housing properties (the "Mortgage Loans"). The Mortgage Loans will be purchased by the Company from Paine Webber Real Estate Securities Inc., Merrill Lynch Mortgage Capital Inc. and ORIX Real Estate Capital Markets, LLC (collectively, the "Mortgage Loan Sellers") pursuant to three Mortgage Loan Purchase and Sale Agreements (collectively, together with any supplements thereto, the "Mortgage Loan Purchase Agreements"), each by and between the Company and the applicable Mortgage Loan Seller, in exchange for immediately available funds. The Offered Certificates are


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described more fully in the Registration Statement (as hereinafter defined).
This is to confirm the arrangements with respect to your purchase of the Offered Certificates.

            Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Final Prospectus (as hereinafter defined).

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-38073) for the registration of the Offered Certificates, among other mortgage pass-through certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, as amended, is hereinafter called the "Basic Prospectus"; such form of prospectus supplemented by the supplement to the form of prospectus relating to the Offered Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or Rule 424(a) is hereinafter called a "Preliminary Final Prospectus."

            (b) (i) The Registration Statement, as of its effective date or the effective date of any post-effective amendment thereto filed prior to the Closing Date, and the Final Prospectus, as of the date that it is first filed pursuant to Rule 424 under the 1933 Act or, as amended or supplemented, as of the date such amendment or supplement is filed pursuant to Rule 424 under the 1933 Act, complied or will comply, as applicable, in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement as of its effective date and as of the date of this Agreement, and, as amended by any such post-effective amendment, as of the effective date of such amendment, did not and will not contain any untrue statement of a material fact and did not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Final Prospectus as of its issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no


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representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business or the operations, financial condition or income of the Company.

            (d) At each of the following times there has not been and will not have been or, to the knowledge of the Company, there is not contemplated and will not have been contemplated by the Commission, (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information that has not been complied with,
(ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose: (a) the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act; (b) each date, prior to the Closing Date (as hereinafter defined), on which any amendment to the Registration Statement becomes effective; (c) the date on which any supplement to the Final Prospectus is filed with the Commission; and (d) the Closing Date.

            (e) This Agreement and the Mortgage Loan Purchase Agreements have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws.

            (f) The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Final Prospectus, and the Offered Certificates will have been duly authorized prior to the issuance thereof, and the Offered Certificates will be validly issued and outstanding and shall be entitled to the benefits of the Pooling and Servicing Agreement, except as the enforceability thereof may be limited by the effects of (i) bankruptcy, reorganization, insolvency, moratorium, receivership, liquidation or


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other similar laws affecting the enforcement of the rights of creditors, (ii)
general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) public policy considerations underlying the securities laws.

            (g) Neither the issuance of the Certificates, nor the execution and delivery by the Company of this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, which, in any such case, would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or is reasonably likely in the future to materially and adversely affect, the ability of the Company to perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement.

            (h) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Offered Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Offered Certificates or
(iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates as described in the Final Prospectus.

            (i) The Trust created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (j) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters


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will constitute reasonably equivalent value and fair consideration for the
Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters. The Company is not selling Certificates to the Underwriters with any intent to hinder, delay or defraud any creditors of the Company.

            (k) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Certificates hereunder or the consummation of the transactions of the Company contemplated by this Agreement, except such as may be required under the 1933 Act Regulations, the 1939 Act Regulations or state securities or blue sky laws and except as has been or will be obtained prior to the Closing Date and except for any documents permitted to be filed on Form 8-K after the Closing Date and any Computational Materials provided to the Company in accordance with
Section 9 herein.

            (l) The Company has filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and has paid all taxes required to be paid by it and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company has not been finally determined or remains open to examination by applicable taxing authorities.

            (m) On the Closing Date, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trust pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest placed thereon by the Company (collectively, "Liens"), to the extent good and marketable title to the Mortgage Loans is transferred to the Company, and (ii) will have the power and authority to transfer such Mortgage Loans to the Trust, and upon execution and delivery of the Pooling and Servicing Agreement by the Trust, the Trust will have acquired ownership of all of the Company's right, title and interest in and to the related Mortgage Loans.

            (n) Any taxes, fee and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates payable by the Company (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

      2. Purchase and Sale. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the applicable purchase price set forth in a letter agreement dated as of even date herewith by and among the Company and the Underwriters (the "Purchase Letter"), the respective portions of each Class of the Offered Certificates set forth opposite such Underwriter's name in Schedule I hereto, plus accrued interest on each such Class at the related Pass-Through Rate from November 1, 1999 to but not including the Closing Date.


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      3. Delivery and Payment. Delivery of and payment for the Offered
Certificates shall be made in the manner, on the date and at the time specified in the Purchase Letter (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates as set forth in the Purchase Letter shall be made to the Underwriters for their respective accounts against payment by wire transfer of immediately available funds by the several Underwriters of the applicable purchase price as set forth in the Purchase Letter. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than 3 full business days in advance of the Closing Date.

            (b) The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

      4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

      5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will not file, on or prior to the Closing Date, any amendment to the Registration Statement or file any supplement to (including the supplement relating to the Offered Certificates included in the Final Prospectus) the Basic Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Underwriters (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the


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Company will promptly prepare and file with the Commission, subject to paragraph
(a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its reasonable best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

            (c) The Company will (i) furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Offered Certificates may be required by the 1933 Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request, and (ii) file promptly all reports and any information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an underwriter or dealer in connection with the Offered Certificates may be required under the 1933 Act. The Company will file with the Commission within 15 days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

            (d) The Company agrees that, so long as the Offered Certificates shall be outstanding, it will make available to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Pooling and Servicing Agreement will provide that the Master Servicer and the Special Servicer furnish to the Underwriters all reports compiled by either of them pursuant to the Pooling and Servicing Agreement under the same terms and conditions applicable to holders of the Offered Certificates.

            (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (f) The Company will pay, to the extent not paid by the Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: (i) the fees and disbursements of its counsel; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Offered Certificates; (iii) accounting fees and


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disbursements; (iv) the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or blue sky laws not to exceed $10,000, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; (v) the expenses of printing any such blue sky survey and legal investment survey; (vi) the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Preliminary Final Prospectus and Final Prospectus as the Underwriters may reasonably request and (vii) the fees of each Rating Agency (as defined herein). The Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Offered Certificates.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

            (b) The Company shall have delivered to you a certificate of the Company, signed by the Chairman, the President, a managing director, a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:
(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened and (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) The Underwriters shall have received from Willkie Farr & Gallagher, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:


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                  (i) The Company is a corporation in good standing under the laws of the State of Delaware with corporate power to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement;

                  (ii) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and not withdrawn, no proceedings for that purpose have been instituted or threatened, and not terminated, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and such counsel does not believe that the Registration Statement (which, for purposes of this clause, shall not be deemed to include any exhibits thereto or any documents or other information incorporated therein by reference), or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) This Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such agreements that purport to provide indemnification or contribution from securities law liabilities;

                  (iv) The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement;

                  (v) The statements in the Basic Prospectus and the Final Prospectus, as the case may be, under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects;

                  (vi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and the Trust created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;


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

                  (vii) No consent, approval, authorization or order of any New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates by the Underwriters, and any recordation of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed and such other approvals as have been obtained; and

                  (viii) Neither the issuance and sale or transfer of the Certificates, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any New York or federal statute or regulation applicable to the Company or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

            Such opinion may (x) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, (y) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company and (z) be qualified as an opinion only on the federal laws of the United States of America and the laws of the State of Delaware. Additionally, if so rendered, Willkie Farr & Gallagher may rely on the opinion of in-house counsel for the Company as to matters relating to the Company.

            (d) The Underwriters shall have received from Deloitte & Touche LLP (the "Accountant"), one or more letters, dated the date hereof and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (e) The Certificates have been given the rating, if any, set forth in the Final Prospectus by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies ("S&P") and Duff & Phelps Credit Rating Co. ("DCR" and, together with S&P, the "Rating Agencies").

            (f) The Underwriters shall have received from counsel for the Underwriters, dated the Closing Date, an opinion in form and substance satisfactory to the Underwriters.

            (g) The Underwriters shall have received from counsel for the Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (h) The Underwriters shall have received from counsel for each Mortgage Loan Seller, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (i) The Underwriters shall have received from counsel for each of the Master Servicer and Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (j) The Underwriters shall have received copies of any opinions of counsel to the Company or each Mortgage Loan Seller supplied to the Rating Agencies or the Trustee relating to certain matters with respect to the Offered Certificates, the Mortgage Loan Sellers and the Mortgage Loans. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

            (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such further information, certificates and documents as they may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

      7. Indemnification and Contribution. The Company and the several Underwriters agree that:

            (a) The Company will indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or Pool Information contained in any Structural Term Sheets or Collateral Term Sheets or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (a) in reliance upon and in conformity with any Underwriter Information (as defined in Section 9) or (b) arising out of or based upon the failure of any Underwriter to comply with any provision of Section 9 hereof; provided, further, however, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, the indemnity contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Certificates (or to the benefit of any person controlling such Underwriter), to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Basic Prospectus or the Final Prospectus correcting such misstatement or omission and previously delivered to such Underwriter was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Certificates to such person or from the fact that any amendment of or supplement to the registration statement for the registration of the Offered Certificates, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus correcting such misstatement or omission and delivered to the Underwriters at least 24 hours prior to the Closing Date was not sent or given to such person prior to the settlement of the sale of the Offered Certificates to such person (unless the Company shall have agreed that such amendment or supplement need not be so sent or given). This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the Company shall not be liable to any Underwriter for losses of anticipated profits from the transactions covered by this Agreement.

            (b) Each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or any Underwriter Information contained in an 8-K (containing Furnished Term Sheets or Furnished Computational Materials) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the failure of such Underwriter or any member of its selling group to comply with any provision of Section 9 hereof, and each Underwriter agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but, in the case of clause (i) above, only with reference to written information furnished to the Company by or on behalf of such Underwriter or any member of its selling group, specifically for use in the

Registration Statement, or in any revision or amendment thereof, or supplement thereto, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and, in the case of clause (ii) above, only the Underwriter who failed to comply with Section 9 hereof shall have the foregoing obligations for such failure, provided however, that each such Underwriter shall have the foregoing obligations for any such failure by any member of its selling group. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party (x) hereunder unless such failure to notify prejudices the position of the indemnifying party or results in the loss of one or more defenses to the related cause of action or (y) otherwise than under this Section
7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice, delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (and one local counsel, if it deems so necessary) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by any indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Underwriters in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any indemnifiable losses, claims, damages and liabilities by reason of such settlement. No indemnifying party who has elected to assume the defense of such action shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable in accordance with its terms to an indemnified party under this Section 7, then the Company and each Underwriter, to the extent of underwriting discounts and commissions received by it, shall individually contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
(b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of the Offered Certificates (taking into account the portion of the proceeds of the offering realized by each party) and (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also to reflect the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statement or omission or failure to comply that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable consideration appropriate under the circumstances). The relative benefits received by the Company on the one hand and each Underwriter, including any member of its selling group (in each case, as set forth on Schedule I), on the other shall be in such proportion as the total net proceeds from the offering of the Offered Certificates (before deducing expenses) received by the Company bear to the total underwriting discounts and commissions received by each Underwriter, including any member of its selling group, with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter, or any member of its selling group, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or failure to comply. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten and distributed by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) or willful failure to comply with Section 9 hereof shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation or willful failure to comply. The Underwriters' obligation in this subsection 7(d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

            (e) Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any computational or other written materials developed by, mailed or otherwise transmitted by such indemnifying Underwriter or any member of its selling group, in connection with the Offered Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 9 hereof, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

      8. Default by an Underwriter. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the nondefaulting Underwriters may make arrangements for the purchase of the Offered Certificates which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 5(f) and except that the provisions of Sections 7 and 9 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto that, pursuant to this Section 8 purchases Offered Certificates which a defaulting Underwriter agreed but failed to purchase.

      (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of the counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and/or the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Final Prospectus that effects any such changes.

      9. Computational Materials and ABS Term Sheets.

            (a) The parties acknowledge that, subsequent to the date on which the Registration Statement became effective and up to and including the date on which the Final Prospectus with respect to the Offered Certificates is first made available to the Underwriters, the Underwriters, including any member of its selling group, may furnish to various potential investors in Offered Certificates, in writing: (i) "Computational Materials", as defined in a no-action letter (the "Kidder No-Action Letter") issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter (the "First PSA No-Action Letter") issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter (the "Second PSA No-Action Letter," and together with the Kidder No-Action Letter and the First PSA No-Action Letter, the "No-Action Letters") issued by the staff of the Commission on February 17, 1995 to the PSA; (ii) "Structural Term Sheets", as defined in the Second PSA No-Action Letter and/or (iii) "Collateral Term Sheets", as defined in the Second PSA No-Action Letter.

            (b) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, at least one business day prior to the time of filing of the Final Prospectus pursuant to Rule 424 under the 1933 Act, all Computational Materials used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Computational Materials, the "Furnished Computational Materials").

            (c) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, at least one business day prior to the time of filing of the Final Prospectus pursuant to Rule 424 under the Act, all Structural Term Sheets prepared by such Underwriter, or any member of its selling group for the Company with respect to the offering of the Offered Certificates and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the NoAction Letters (such Structural Term Sheets, the "Furnished Structural Term Sheets").

            (d) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, within one business day after the first use thereof, all Collateral Term Sheets prepared by such Underwriter, or any member of its selling group for the Company with respect to the offering of the Offered Certificates, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Collateral Term Sheets, the "Furnished Collateral Term Sheets" and together with the Furnished Structured Term Sheets, the "Furnished Term Sheets") and shall advise the Company of the date on which each such Collateral Term Sheet was first used.

            (e) The Company shall cause to be filed with the Commission one or more current reports on Form 8-K (collectively, together with any amendments and supplements thereto, the "8-Ks," and each an "8-K") with respect to all Furnished Computational Materials, Structural Term Sheets and Collateral Term Sheets used by it or any member of its selling group (pro rating the costs and expenses thereof in a manner agreed to by the Underwriters) such that such

Underwriter may avail itself of the relief granted in the No-Action Letters. In particular, the Company shall cause to be filed with the Commission (i) all of the Furnished Computational Materials and all of the Furnished Structural Term Sheets on an 8-K prior to or concurrently with the filing of the Final Prospectus with respect to the Offered Certificates pursuant to Rule 424 under the 1933 Act; and (ii) all of its Furnished Collateral Term Sheets on an 8-K not later than 2 business days after the first use thereof.

            (f) Each Underwriter represents and warrants to, and covenants with, the Company that as presented in any Furnished Term Sheets, the Underwriter Information (defined below) is not misleading and not inaccurate in any material respect and that any Pool Information (defined below) contained in any Furnished Term Sheets prepared by it which is not otherwise inaccurate in any material respect is not presented in such Furnished Term Sheets prepared by it in a way that is either misleading or inaccurate in any material respect. Each Underwriter further covenants with the Company that if any Computational Materials or ABS Term Sheets (as such term is defined in the Second PSA No-Action Letter) contained in any Furnished Term Sheets are found to include any information that is misleading or inaccurate in any material respect, such Underwriter promptly shall inform the Company of such finding, provide the Company with revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be, in order to remit to the Company to cause to be delivered for filing to the Commission in accordance herewith, an 8-K containing such revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be and such other information as may be necessary in order to permit the Company to fulfill its obligations under Section 5(b).

            (g) Each Underwriter covenants that all Computational Materials and ABS Term Sheets used by it shall contain the following legend or such other legend as typically used by the Underwriter:

            PROSPECTIVE INVESTORS ARE ADVISED TO READ CAREFULLY, AND SHOULD RELY SOLELY ON, THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED OCTOBER 15, 1999 RELATING TO CERTAIN CLASSES OF CERTIFICATES REFERRED TO ABOVE (THE "CERTIFICATES") IN MAKING THEIR INVESTMENT DECISION.

            THE INFORMATION CONTAINED HERE SHOULD BE REVIEWED ONLY IN CONJUNCTION WITH A CAREFUL REVIEW OF SUCH PROSPECTUS SUPPLEMENT AND PROSPECTUS. SUCH INFORMATION DOES NOT INCLUDE ANY INFORMATION RELATING TO THE STRUCTURE OF THE CERTIFICATES AND DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE UNDERLYING MORTGAGE LOANS. PARTICULAR ATTENTION SHOULD BE PAID TO THE RISKS AND SPECIAL CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES DESCRIBED IN

            SUCH PROSPECTUS SUPPLEMENT AND PROSPECTUS. THE INFORMATION CONTAINED IN THIS EXHIBIT SHOULD NOT BE VIEWED AS PROJECTIONS, FORECASTS, PREDICTIONS OR OPINIONS WITH RESPECT TO VALUE.

            ANY INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. FURTHERMORE, ANY INFORMATION CONTAINED HEREIN WILL BE MORE FULLY DESCRIBED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS, AND SUCH INFORMATION CONTAINED HEREIN WILL BE FULLY SUPERSEDED THEREBY. PRIOR TO MAKING ANY INVESTMENT DECISION, A PROSPECTIVE INVESTOR SHOULD RECEIVE AND CAREFULLY REVIEW SUCH PROSPECTUS SUPPLEMENT AND PROSPECTUS.

            NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

            (h) Each Underwriter covenants that all Collateral Term Sheets not otherwise prepared by or on behalf of the Company (other than the initial Collateral Term Sheet) used by it shall contain the following additional legend:

            "THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

            (i) For purposes of this Agreement, the term "Underwriter Information" means any written information furnished to the Company by either Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Final Prospectus or Final Prospectus or such portion, if any, of the information contained in any Furnished Term Sheets that is not Pool Information or Prospectus Information; provided, however, that information contained in Furnished Term Sheets that is not Pool Information or Prospectus Information shall not constitute Underwriter Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information or Prospectus Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished to the Underwriters by the Company regarding the Mortgage Loans and "Prospectus Information" means the information contained in (but not incorporated by reference in) any Preliminary Final Prospectus or Final Prospectus; provided, however, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in any Furnished Term Sheets in a way that is either inaccurate or misleading in any material respect, such information shall not be Pool Information or Prospectus Information.

      10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Certificates on the terms specified herein.

      11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of
Section 7 hereof shall survive the termination or cancellation of this Agreement.

      12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, hand delivered or sent by facsimile transmission and confirmed to them at, in the case of PaineWebber Incorporated, to it at 1285 Avenue of the Americas, 19th Floor, New York, New York 10019, Attention: John A. Taylor, Managing Director, fax number (212) 713-8606, in the case of Merrill Lynch, Pierce, Fenner & Smith Inc., to it at World Financial Center, New York, New York 10281, Attention:
Michael McGovern, fax number (212) 449-0265; or, if sent to the Company, will be mailed, hand delivered or sent by facsimile transmission and confirmed to it at Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, New York, New York 10281, Attention: Secretary, with a copy to the Treasurer.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

      14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

                            [Signature Page Follows]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By: /s/ Michael M. McGovern
                                           -------------------------------------
                                           Name:  Michael M. McGovern
                                           Title: Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


PAINEWEBBER INCORPORATED


By: /s/ Steven J. Plust
   --------------------------------
   Name:  Steven J. Plust
   Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ Michael E. Norris
   --------------------------------
   Name:  Michael E. Norris
   Title: Authorized Signatory

                                   SCHEDULE I

 Class          Merrill Lynch, Pierce, Fenner        PaineWebber Incorporated
                & Smith Incorporated
----------      -----------------------------        ------------------------

 Class A-1              $46,000,000                            $51,600,000
 Class A-2             $160,000,000                           $177,847,000
 Class B                $15,700,000                            $16,884,000
 Class C                $13,660,000                            $13,000,000
 Class D                 $4,000,000                             $4,887,000
 Class E                $10,735,000                            $10,000,000
 Class F                 $3,406,000                             $4,000,000
 Class IO              $280,000,000                           $312,445,159


                                      I-1